Exhibit 5.1

Kilpatrick Townsend & Stockton LLP 701 Pennsylvania Avenue, NW, Suite 200 Washington, DC 20004 202.508.5800 www.ktslaw.com

March 6, 2026

Board of Directors

Columbia Financial, Inc.

19-01 Route 208 North

Fair Lawn, New Jersey 07410

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel for Columbia Financial, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) initially filed as of March 6, 2026, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the regulations promulgated thereunder.

The Registration Statement relates to the proposed issuance by the Company of up to 192,625,000 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company in a subscription offering and, if necessary, a community offering and/or firm commitment underwritten offering (the “Offering”) in accordance with the Plan of Conversion and Reorganization adopted by the Boards of Directors of Columbia Bank MHC (the “MHC”), Columbia Financial, Inc. (a Delaware corporation), the Company and Columbia Bank on January 31, 2026 (the “Plan of Conversion”), which provides for the conversion of the MHC into the stock holding company form of organization (the “Conversion”).

In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of: (i) the articles of incorporation of the Company; (ii) the bylaws of the Company; (iii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares being registered under the Registration Statement; (iv) the Plan of Conversion; and (v) the Registration Statement, including the prospectus contained therein and the exhibits thereto. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

In our examination, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Board of Directors

Columbia Financial, Inc.

March 6, 2026

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein.  This opinion is limited solely to the Maryland General Corporation Law, including applicable provisions of the Constitution of Maryland and the reported judicial decisions interpreting such law. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

For purposes of this opinion, we have assumed that, prior to the issuance of the Shares, (i) the Registration Statement, as finally amended, will have become effective under the Securities Act and (ii) the Conversion will have become effective.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued in accordance with the terms of the Plan of Conversion upon the consummation of the Conversion, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal and Tax Opinions” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ KILPATRICK TOWNSEND & STOCKTON LLP